UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2025

COSMOS HEALTH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Agiou Georgiou, Pilea, Thessaloniki, Greece	55438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2025, Board of Directors (the “Board”) of the Cosmos Health Inc. (the “Company”) appointed Theodoros C. Karkantzos, effective immediately, to serve as a member of the Board. Mr. Karkantzos was elected a director of the Company at the annual general meeting of the stockholders of the Company on September 30, 2025, with an initial term expiring on the date of the Company’s 2026 annual meeting of stockholders. Effective September 30, 2025, the Board appointed Mr. Karkantzos to serve as a member of the Nominating and Corporate Governance Committee of the Board.

Mr. Karkantzos brings over 15 years of experience in investment and business development. He was Co-Founder of Blue Dot Digital Agency, in 2017, a global digital marketing and corporate communications firm. He is a private investor focused on real estate, healthcare, equities, and hospitality. His expertise spans finance, strategy, private equity, and asset management, developed through both entrepreneurial ventures and leadership roles across Europe.

He holds an MPhil in Real Estate Finance from the University of Cambridge, graduating with distinction and receiving the Alistair Ross-Goobey Prize for best overall performance and the Royal Institution of Chartered Surveyors Award in Real Estate Investment and Risk Analysis. He also holds a BSc in Management from the University of Warwick, graduating with First Class Honors.

Mr. Karkantzos will receive cash and equity compensation. He will receive a cash fee of $5,000 for his participation in the Nominating & Corporate Governance Committee, as well as an annual cash fee of $10,000 as a Board Participation fee. He will also be granted shares under the Company’s 2025 Omnibus Incentive Plan, a copy of which was filed with the Securities and Exchange Commission on August 22, 2025, as an Exhibit A to the Definitive Proxy Statement of the Company on Form 14A and is incorporated herein by reference.

There was no arrangement or understanding between Mr. Karkantzos and any other person with respect to his appointment to the Board of Directors. From July 1, 2024 to August 28, 2025, Mr. Karkantzos provided consulting services to the Company in his capacity as director of C Capital Media Ltd., a consulting company. The Company did not pay any cash or equity compensation to Mr. Karkantzos for the afore-mentioned services as a consultant.

Except as disclosed herein, there have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Karkantzos, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: October 6, 2025	By:	/s/ George Terzis
George Terzis
Chief Financial Officer

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